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EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
SIPEX Corporation

We consent to the incorporation by reference in the registration statements (No. 333-06123, 333-32329 and 333-31410) on Form S-8 of SIPEX Corporation of our report dated September 24, 1999, except for Note 14 dated January 14, 2000, relating to the financial statements of Calogic Corporation, which report appears in SIPEX Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ Sallman, Yang & Alameda

Fremont, California
March 21, 2000